

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 30, 2001

                          LINCOLN NATIONAL CORPORATION

             (Exact name of registrant as specified in its charter)

        Indiana                       1-6028                           35-1140070
(State of Incorporation)      (Commission File Number)     (I.R.S. Employer Identification No.)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA  19102
                      (Address of principal executive offices)

                     Registrant's telephone number 219-448-1400



Item 9

Financial Report for the quarter ended June 30, 2001.



Lincoln
Quarterly

SHAREHOLDERnews


second quarter 2001

THIS issue:

DISTRIBUTION DIVERSITY IS
KEY FOR LFG

(bullet)

TOP CONCERNS
FOR WEALTHY AMERICANS

(bullet)

SWISS RE TO BUY LFG'S REINSURANCE
OPERATION

(bullet)

QUARTERLY
HIGHLIGHTS


[PHOTO OMITTED: JON A. BOSCIA]

TO OUR SHAREHOLDERS:

Despite continued uncertainty in the stock market and overall market performance, Lincoln continued to make significant progress on key business drivers.

Our second quarter income from operations was $168.1 million, or $.88 per diluted share, compared with income from operations of $173.0 million, or $.89 per diluted share in the second quarter of 2000. Results were primarily driven by growth in our annuity, life insurance and reinsurance segments.

Following the second quarter, we completed Lincoln's evolution from a multi-line insurer to a financial services company with a core focus on providing wealth accumulation and protection products and services. We announced the sale of our reinsurance operation to Swiss Re for $2.0 billion. In addition, Lincoln will retain approximately $500 million of capital currently supporting the business. The capital will be used to implement an aggressive, yet disciplined, acquisition strategy and continue our expanded stock buyback program. The transaction is expected to close by the end of the year.

Our Annuities segment reported earnings of $90.8 million, up 8 percent over second quarter 2000. In addition, this was the third consecutive quarter of improving net flows, with net outflows going from $681 million in the fourth quarter 2000 to $196 million in the second quarter 2001. This tracks well with our goal to get to positive net flows in the fourth quarter.

Life Insurance income from operations was $67.1 million, up 8 percent over second quarter 2000, driven by growth of business in force and favorable investment performance, partially offset by unfavorable mortality. First year life insurance premiums increased 8 percent over second quarter 2000 and 19 percent over first quarter 2001, primarily due to higher universal life and variable universal life sales.

Income from operations for the Reinsurance segment was $34.1 million, reflecting favorable mortality experience and growth in the individual life block of business over recent years.

Investment Management reported income from operations of $3.7 million. The lower earnings were affected by lower assets under management stemming from equity market declines and net outflows over the last year. For the first time since September 1999, we experienced positive net flows, driven by institutional sales. Net flows improved to a positive $285 million for the quarter, compared with outflows of $465 million in first quarter 2001 and $1.42 billion in second quarter 2000.

Lincoln UK reported income from operations of $16.2 million, compared to $19.3 million in the second quarter 2000.

We're very pleased that we had a solid quarter and will remain focused on taking the right steps to ensure strong future performance at Lincoln.

Sincerely,

/S/ Jon A. Boscia
-----------------
Jon A. Boscia
Chairman and Chief Executive Officer


Lincoln Quarterly SECOND QUARTER 2001


overview

We're a family of financial services.

Lincoln National Corporation holds a prominent position among financial services companies with consolidated assets of $96 billion and annual consolidated revenues of $6.9 billion. LNC has a reputation for financial strength, a tradition of excellent service, an expertise for risk management and the strategic focus to succeed in the future.

The company offers a broad range of financial services, including life insurance, annuities, life-health reinsurance, mutual funds, retirement plans, institutional investment management and financial and estate planning.



                     FINANCIAL & ESTATE PLANNING

         RETIREMENT PLANS                       PENSIONS

                             Financial
MUTUAL FUNDS                 Services                 ANNUITIES


         REINSURANCE                            LIFE INSURANCE


Financial services
Family of companies

LINCOLN NATIONAL CORPORATION
A prominent financial services holding company providing annuities, insurance, life-health reinsurance, mutual funds, retirement plans, institutional investment management and financial and estate planning services through its affiliates.

LINCOLN FINANCIAL GROUP
The marketing name for Lincoln National Corporation and affiliates.

LINCOLN LIFE
The eighth largest stock life insurance company in the U.S. offering access to annuities, retirement plans and life insurance through a diverse network of company-owned and independent distribution channels.

ANNUITIES
The Annuities segment ranks third in assets and ninth in variable annuity sales in the United States as of June 30, 2001.

LIFE INSURANCE
The Life Insurance segment is a leader in the affluent market, leading the industry in average face amount at $1.224 million per policy and in average premium at $24,000 per policy.

LINCOLN FINANCIAL ADVISORS
A premier financial planning organization offering a broad range of products and services.

LINCOLN FINANCIAL DISTRIBUTORS
A wholesaling distribution organization, which sells Lincoln-manufactured annuities, life insurance and investment management products through financial intermediaries.

FIRST PENN-PACIFIC
A life insurance company offering universal and term life insurance and annuity products.

LINCOLN LIFE & ANNUITY OF NEW YORK
A life insurance company offering annuities, retirement and insurance products in the state of New York.

LINCOLN RE
One of the largest writers of life-health reinsurance in the world.

DELAWARE INVESTMENTS
Serves individual investors through a broad line of mutual funds, retirement plan services and other investment products; and institutional investors, primarily private and public pension funds, foundations, endowments, banks and insurance companies.

Financial planning services offered through Lincoln Financial Advisors Corp., a registered investment advisor. Securities offered through Lincoln Financial Advisors Corp., a broker/dealer. Insurance offered through Lincoln affiliates and other fine companies.



FINANCIAL NEWS




FINANCIAL HIGHLIGHTS

                                                                           Second Quarter              Six Months Ended 6/30
             (Millions of dollars, except ratios and per share data)  2001      2000      Change      2001      2000      Change
--------------------------------------------------------------------------------------------------------------------------------
Income from      Annuities**                                          90.8      84.1       8.0%      173.1     172.6        0.3%
Operations*      Life Insurance**                                     67.1      62.4       7.5%      135.7     122.9       10.4%
                 Reinsurance                                          34.1      25.8      32.2%       80.9      57.7       40.2%
                 Investment Management**                               3.7      13.1     (71.8%)       6.1      25.5      (76.1%)
                 Lincoln UK                                           16.2      19.3     (16.1%)      30.6      35.0      (12.6%)
                 Corporate & Other**                                 (43.8)    (31.7)                (79.7)    (70.1)
--------------------------------------------------------------------------------------------------------------------------------
                 Total Income from Operations*                       168.1     173.0      (2.8%)     346.7     343.6        0.9%
--------------------------------------------------------------------------------------------------------------------------------
Net Income       Net Income                                          141.7     163.6     (13.4%)     301.9     333.8       (9.6%)
--------------------------------------------------------------------------------------------------------------------------------
Per Share Data   Income from Operations*                             $0.88     $0.89      (1.1%)     $1.80     $1.77        1.7%
                 Net Income                                          $0.74     $0.84     (11.9%)     $1.57     $1.72       (8.7%)
                 Shareholders' Equity (Book Value):
                 Securities at Market                               $26.87    $22.10      21.6%     $26.87    $22.10       21.6%
                 Securities at Cost                                 $26.32    $25.01       5.2%     $26.32    $25.01        5.2%
                 Common Shares Outstanding (millions):
                 Average for the Period                              192.0     194.0                 192.8     194.6
                 End of Period                                       192.9     193.7                 192.9     193.7

*  "Income from Operations" is defined as "Net Income" less gain (loss) on investments, gain (loss) on derivatives, restructuring charges and cumulative effect of accounting changes, net of tax.

** Second quarter 2000 and six months ended 6/30/00 were restated from the prior year due to the following changes which were effective on January 1, 2001: 1) The management and reporting of First Penn-Pacific's ("First Penn")
   annuities business moved from the Life Insurance segment to the Annuities segment; 2) Certain revenues and costs associated with the wholesale distribution of First Penn and Lincoln ChoicePlusSM annuities, life insurance products and the Investment Management segment's retail investment products were moved to Lincoln Financial
   Distributors ("LFD") under "Other Operations" from the Annuities, Life Insurance and Investment Management segments, respectively. In addition, a transfer pricing arrangement was established between LFD and the affected segments to compensate LFD for sales; 3) A change in the pricing of the management of general account investments performed by Delaware Lincoln Investment Advisors to a "for profit" basis from the previously reported "at cost" basis.





STOCK PRICES/DIVIDENDS DECLARED

The table below sets forth, by quarter, the range of high, low and quarter-end closing sale prices for Lincoln National Corporation common stock and the cash dividends declared per common share.

                                                               Cash
                                                             Dividends
2001 Quarter               High        Low        Close      Declared
First                    $48.250     $38.000     $42.470      $0.305
------------------------------------------------------------------------
Second                   $52.300     $41.280     $51.750      $0.305
------------------------------------------------------------------------
Total                                                         $0.610
                                                            ========

                                                               Cash
                                                             Dividends
2000 Quarter               High        Low        Close      Declared
------------------------------------------------------------------------
First                    $41.375     $22.625     $33.500      $0.290
------------------------------------------------------------------------
Second                   $40.063     $29.000     $36.125      $0.290
------------------------------------------------------------------------
Third                    $56.375     $35.625     $48.125      $0.290
------------------------------------------------------------------------
Fourth                   $50.938     $40.875     $47.313      $0.305
------------------------------------------------------------------------
Total                                                         $1.175
                                                            ========


LINCOLN NATIONAL CORPORATION'S RATINGS
------------------------------------------------------------------------
                    Commercial Paper              Debt
------------------------------------------------------------------------

Standard & Poor's   A-2 (Satisfactory)            A- (Strong)
Moody's             P-2 (Strong)                  A3 (Upper medium grade)
Fitch               F-1 (Very strong)             A+ (Strong)
A.M. Best                                         a (Strong)





LIFE INSURANCE COMPANY
FINANCIAL STRENGTH RATINGS
---------------------------------------------------------------------------------------------------
Description                                A.M.          Fitch          Moody's        Standard
                                           Best                                        & Poor's
---------------------------------------------------------------------------------------------------
Exceptional or Superior                    A++           AAA            Aaa              AAA
Negligible Risk Factors                    A+
---------------------------------------------------------------------------------------------------
Excellent                                  A             AA+            Aa1              AA+
Modest Risk                                A-            AA             Aa2              AA
                                                         AA-            Aa3              AA-
---------------------------------------------------------------------------------------------------
Very Good, Strong, or High                 B+            A+             A1               A+
Average Risk                                             A              A2               A
                                                         A-             A3               A-
---------------------------------------------------------------------------------------------------
Adequate                                   B             BBB+           Baa1             BBB+
Protection Factors are Average             B-            BBB            Baa2             BBB
More Vulnerable to
Economic Conditions                                      BBB-           Baa3             BBB-
---------------------------------------------------------------------------------------------------
Below Average                              C+            BB+            Ba1              BB+
Questionable or Uncertain Security                       BB             Ba2              BB
                                                         BB-            Ba3              BB-
---------------------------------------------------------------------------------------------------
Poor                                       C             B+             B1               B+
Vulnerability is High                      C-            B              B2               B
Considered Financially Weak                              BB-            B3               B-
Obligations May Not be Paid
---------------------------------------------------------------------------------------------------
Very Poor                                                CCC            Caa              CCC
May Not Meet Obligations                                 CC             Ca               CC
May be in Default                                        D              C                D
---------------------------------------------------------------------------------------------------
Lincoln National Life Ratings are Highlighted.


A.M. BEST RATINGS FOR SELECTED AFFILIATES
---------------------------------------------------------------------------------------------------
First Penn-Pacific Life Insurance Company                                                A
Lincoln National Health and Casualty Company                                             A




CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                                            Second Quarter           Six Months Ended 6/30
                     (Millions of dollars)                 2001        2000            2001        2000
-----------------------------------------------------------------------------------------------------------------
Revenue              Insurance Premiums and Fees          833.5       892.0         1,746.9     1,689.9
                     Investment Advisory Fees              49.6        52.2            99.0       106.1
                     Net Investment Income                673.1       673.8         1,346.8     1,385.0
                     Realized Loss on Investments
                     and Derivatives                      (17.5)      (10.4)          (38.2)      (11.4)
                     Other                                 60.3        85.1           143.3       192.3
                     --------------------------------------------------------------------------------------------
                     Total Revenue                      1,599.0     1,692.7         3,297.8     3,361.9
-----------------------------------------------------------------------------------------------------------------
Benefits and         Benefits and Settlement Expenses     855.0       877.0         1,761.7     1,743.0
 Expenses            Underwriting, Acquisition,
                     Insurance and Other Expenses         540.3       589.1         1,111.3     1,161.3
                     --------------------------------------------------------------------------------------------
                     Total Benefits and Expenses        1,395.3     1,466.1         2,873.0     2,904.3
-----------------------------------------------------------------------------------------------------------------
Income               Income before Federal Taxes          203.7       226.6           424.8       457.6
                     Federal Income Taxes                  50.7        62.8           107.3       123.8
                                                        ---------------------------------------------------------
                     Income before Cumulative Effect
                     of Accounting Changes & Minority
                     Interest                             153.0       163.8           317.5       333.8
                     Cumulative Effect of Accounting
                     Changes                              (11.3)       --             (15.6)       --
                                                         ---------------------------------------------------------
                     Income before Minority Interest      141.7       163.8           301.9       333.8
                     Minority Interest                     --           0.2            --          --
                     --------------------------------------------------------------------------------------------
                     Net Income                           141.7       163.6           301.9       333.8
                                                      =========   =========       =========   =========
-----------------------------------------------------------------------------------------------------------------
Earnings Per Share    Net Income                           0.74        0.84            1.57        1.72
                                                      =========   =========       =========   =========





CONSOLIDATED CONDENSED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------
                                                                   June          December 31       Increase
                   (Millions of dollars)                           2001             2000          (Decrease)
------------------------------------------------------------------------------------------------------------
Assets
------------------------------------------------------------------------------------------------------------
Investments        Securities Available-for-Sale
                   Fixed Maturities                            27,873.9           27,449.8           424.1
                   Equities                                       534.1              549.7           (15.6)
                   Mortgage Loans on Real Estate                4,652.8            4,663.0           (10.2)
                   Real Estate                                    306.9              282.0            24.9
                   Policy Loans                                 1,947.4            1,960.9           (13.5)
                   Other Long-Term Investments                    480.9              463.3            17.6
                   -----------------------------------------------------------------------------------------
                   Total Investments                           35,796.0           35,368.7           427.3
------------------------------------------------------------------------------------------------------------
Other Assets       Assets Held in Separate Accounts            47,140.2           50,579.9        (3,439.7)
                   Other Assets                                13,495.0           13,895.5          (400.5)
                   -----------------------------------------------------------------------------------------
                   Total Assets                                96,431.2           99,844.1        (3,412.9)
                                                              =========          =========       =========

Liabilities and Shareholders' Equity
------------------------------------------------------------------------------------------------------------
Liabilities        Liabilities for Insurance and Investment
                   Contracts                                   39,947.1           40,105.1          (158.0)
                   Liabilities Related to Separate Accounts    47,140.2           50,579.9        (3,439.7)
                   Other Liabilities                            4,288.0            4,205.0            83.0
                   -----------------------------------------------------------------------------------------
                   Total Liabilities                           91,375.3           94,890.0        (3,514.7)
------------------------------------------------------------------------------------------------------------
Shareholders'      Preferred Stock                                  0.8                0.9            (0.1)
Equity             Common Stock                                 1,028.1            1,003.7            24.4
                   Retained Earnings                            3,939.2            3,915.6            23.6
                   Net Unrealized Gain on Securities
                   Available-for-Sale                              76.1               12.0            64.1
                   Net Unrealized Gain on Derivatives              27.0               --              27.0
                   Foreign Currency Translation Adjustment        (15.3)              21.9           (37.2)
                   -----------------------------------------------------------------------------------------
                   Shareholders' Equity                         5,055.9            4,954.1           101.8
                   Liabilities and Shareholders' Equity        96,431.2           99,844.1        (3,412.9)
                                                              =========          =========       =========


FORM 10-Q DISCLOSURE STATEMENT
-----------------------------------------------------------------------------------------------------------
The notes to these unaudited condensed interim financial statements have not been included in this report.
Those notes, along with more detailed financial information are, however, contained in the corporation's quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Copies of the 10-Q are
available electronically at www.sec.gov or www.lfg.com or by writing to: Douglas N. Miller, LNC Controller,
1500 Market Street, Suite 3900, Philadelphia, PA 19102-2112. Requests may also be directed to 215-448-1430 or to dnmiller@lnc.com on the Internet.




Lincoln Quarterly SECOND QUARTER 2001

PRODUCT news

Volatile Stock Market and Tax Protection Are Top Concerns
For Wealthy Americans

The number one concern for 53 percent of the wealthiest Americans is a another stock market slump, according to a survey conducted by Wirthlin Worldwide on behalf of Lincoln Financial Group. "We are definitely seeing a shift in financial planning for the wealthy away from isolated individual transactional decisions toward a more holistic and long-term approach," said Wes Thompson, chief executive officer of Lincoln Financial Distributors. "As a result of their concerns over a volatile market, the wealthy in America are looking for help in preserving their assets through this turbulent financial environment," he added.

Over the past few years, Lincoln Financial Group has studied the personal savings habits and investment trends of America's wealthy. However, this new study specifically focused on how wealthy Americans approach estate planning and their concerns over certain tax issues. Telephone interviews with 400 wealthy Americans were conducted between February 6-20, 2001. Participants were at least 35 years old with investable assets of $250,000 or more. Although IRA's were included as part of the individual's assets, assets such as the individual's primary residence, company retirement plan, 401(k) and 403(b) were excluded.

Protecting assets from excessive taxes is the second most common financial planning goal among those surveyed. Three out of four wealthy Americans think they are vulnerable to excessive taxes. Overall, 27 percent of those surveyed think they have taken adequate steps to avoid paying excessive taxes, 52 percent believe they are "moderately" protected and about 20 percent believe they have "very little" shelter. Avoiding excessive taxes was followed by accumulating additional wealth, passing wealth to children and preserving their company.

Amid all of the market volatility and new tax legislation, wealthy Americans are looking for a long-term, holistic financial plan, allowing them to weather any market condition and tax situation. "As a result, financial planners must look at the type and range of advice they offer this group," said Thompson.

More detailed information on the Lincoln survey is included on the lfg.com. web site.


Lincoln Quarterly SECOND QUARTER 2001

FOCUSED feature

Distribution Diversity Is Key For LFG

In today's financial services industry, distribution breadth is critical for survival. Lincoln has one of the most well balanced and effective distribution systems in the nation. Our distribution model is designed to make us the partner of choice for our customers. And, we define our partner as the intermediary, which includes approximately 53,000 financial planners, 50,000 stockbrokers, 7,500 insurance brokers and 14,000 bank agents. These are the people that influence the decisions of the end users.

Our multi-channel approach to distribution is achieved through Lincoln Financial Distributors (LFD), our intermediary wholesale distribution arm, Lincoln Financial Advisors (LFA), our retail financial planning firm and broker/dealer and a number of strategic alliances, including American Funds Distributors.

LFD's customer focused distribution model simplifies the financial intermediary's ability to access Lincoln's entire product portfolio, improves LFD's ability to manage its wholesaler force and provides a common platform for leveraging Lincoln enterprise products, marketing materials and advertising.

With over 270 internal and external wholesalers who serve as consultants to their clients, LFD provides a breadth of products including life insurance, annuities, investment and retirement products.

LFD's unique approach to distribution has opened many doors and increased shelf space for Lincoln products. For example, earlier this year an alliance was formed with Salomon Smith Barney (SSB), which is providing substantial value for both organizations. In addition to helping SSB meet their clients' demand for variable life products, this alliance is providing LFD with a tremendous outlet to market Lincoln products.

Lincoln Financial Advisors' business model is designed to make it the country's premier fee-based financial planning firm serving the high net-worth marketplace. As a financial planning firm, LFA is clearly aligned with the needs of the sophisticated high net-worth market.
And, LFA has an edge over many of its competitors who are just now getting into financial planning. With nearly 2,000 planners in 39 offices, LFA generated nearly $18.5 million in financial planning fees for the year 2000, up 18 percent over the previous year. LFA's average planning fees are $2,500 versus average industry planning fees of $600. LFA places a high priority on serving the customer first through a superior planning process done by an experienced group of planners with localized support. Along with financial planning advice, LFA has access to a full range of insurance and investment products, all offered by leading companies that meet strict due diligence criteria.

Strategic alliances also have been important to LFA's success in penetrating the high net-worth market. Some of LFA's strategic alliances include: one of the largest accounting and consulting firms serving entrepreneurial organizations, as well as CPA Direct, Sun Trust, Legg Mason and Morgan Stanley Dean Witter.

Our strategic alliance with American Funds Distributors also has been a cornerstone to Lincoln's distribution success, specifically as it relates to the successful marketing of annuities. Since 1984, Lincoln has had a relationship with American Funds, the nation's third largest mutual fund company and one of the most respected in the industry. Through the American Funds wholesaling network, Lincoln markets American Legacy variable annuity and variable life insurance products. Through this alliance, Lincoln has over 1,400 existing selling group agreements and annuity-focused distribution relationships with over 110 of the top broker/dealers in the country. Lincoln annuities are accessed by approximately 65,000 appointed brokers, agents and financial planners. The extensive reach of this relationship delivered enormous gains in 2000, with American Legacy annuity sales reaching a record $2 billion.

As the financial services industry becomes even more competitive, Lincoln possesses the distribution strength and business tools to meet the changing needs of the customer while staying ahead of the competition. We've created a well-balanced distribution organization that is helping our financial intermediary customers maximize their growth and profits, while at the same time assisting the super affluent in accumulating and protecting their wealth.


BRIEF notes

Quarterly Highlights
-----------------------------------------------------------------------------
(bullet) Lincoln National Corporation was named to Salomon Smith Barney's
         2001 annual "Ten+ Exceptional Names" list of top stock picks of the year. The list consists of 15 stocks that Salomon analysts believe will represent a compelling investment opportunity for the coming
         12 months. Lincoln ranked as Salomon's number three investment performer in 2000.

(bullet) Lincoln Annuities was ranked as the nation's ninth largest seller of variable annuities for the six months ending June 30, 2001, according to a VARDS Report.

(bullet) Jenne K. Britell, Ph.D. and Michael F. Mee were elected to Lincoln
         National's board of directors. Dr. Britell is chairman and chief executive officer of Structured Ventures, Inc., a private company with a focus on financial and management restructuring, disposition and liquidation of portfolio companies for venture capital firms and financial institutions in both U.S. and foreign markets. Michael F. Mee is retired executive vice president and chief financial officer of Bristol-Myers Squibb Company, one of the largest pharmaceutical and related health care products companies.


Transfer Agent & Registrar
-----------------------------------------------------------------------------
Equiserve
P.O. Box 2500
Jersey City, NJ 07303-2500
Web site: http://www.equiserve.com
1-800-317-4445

Stock Listing
-----------------------------------------------------------------------------
The common stock of Lincoln National Corporation is traded on the New York, Chicago and Pacific stock exchanges under the symbol LNC. In newspapers, stock information is most frequently listed as LincNatCp.


[LOGO OMITTED: LNC AND NYSE]


[LOGO OMITTED: LINCOLN FINANCIAL GROUP]


PRESORTED
STANDARD
U.S. POSTAGE
PAID
NEW BRUNSWICK, NJ
PERMIT NO. 772


Lincoln National Corporation
Centre Square, West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102-2112
(215) 448-1400
www.LFG.com

Contacts
Investor Relations
Priscilla S. Brown
Director, Investor Relations
(215) 448-1422

Shareholder Services
Fred Crawford
Treasurer
(800) 237-2920

Financial Communications
LaNella Hooper
Director, Financial Communications
(215) 448-1423

Media Relations
D'Arcy Foster Rudnay
Director, Media Relations
(215) 448-1454


Form 19725-2


Swiss Re to Buy Lincoln's Reinsurance Operation

Lincoln Financial Group announced the sale of its reinsurance business to Swiss Re for $2 billion on July 29, 2001. In addition, Lincoln will retain approximately $500 million of capital currently supporting the business. The transaction is expected to close by the end of this year.

The divestiture of Lincoln Re is a logical step in Lincoln's transformation from a multi-line insurance company to a financial services firm with a core focus on providing wealth accumulation and protection products and services. In the past decade Lincoln has sold two other non-core businesses, health insurance in the early- to mid-1990s and property casualty in 1997.

"This transaction allows Lincoln to focus management's attention on its highly synergistic annuities, life insurance and investment management businesses,"said Jon A. Boscia, chairman and chief executive officer. "Going forward, Lincoln will use its capital to implement an aggressive, yet disciplined, acquisition strategy and continue its expanded stock buyback program."

In conjunction with the transaction, Lincoln's Board of Directors also authorized the repurchase of an additional $500 million of LNC securities, bringing the total unused securities repurchase authorization to $866 million.

Lincoln Re significantly enhances Swiss Re's position as the premier global life/health reinsurance company and adds a tremendous boost to their capabilities in the important North American market. Swiss Re is very enthusiastic about the talent that resides in Lincoln Re and the broad range of innovative products, research tools and relationships that they can leverage across their existing platform.

Lincoln Re has tremendous respect within the industry and is the number one provider of life-health reinsurance in North America. Its reputation as the industry leader and knowledge management expert have made it a highly valued franchise.